Exhibit 99.1

Cadre Holdings Announces Launch of Public Primary and Secondary Offering of Common Stock

JACKSONVILLE, Fla., June 7, 2022 – Cadre Holdings, Inc. (NYSE: CDRE) (“Cadre” or “the Company”), a global leader in the manufacturing and distribution of safety and survivability equipment for first responders, announced today the commencement of a public offering of its common stock by the Company and selling stockholders. The Company is offering 1,750,000 shares of its common stock pursuant to a registration statement on Form S-1 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) and the selling stockholders are offering 1,750,000 shares of common stock pursuant to the Registration Statement. The Company expects to grant the underwriters a 30-day option to purchase up to an additional 525,000 shares of common stock.

Cadre intends to use the net proceeds received from the offering to reduce outstanding indebtedness as well as for general corporate purposes. The selling stockholders will receive all of the net proceeds from the sale of shares of common stock sold by them in the offering.

BofA Securities and Jefferies LLC are acting as lead book-running managers in the offering. B Riley Securities and Stephens Inc. are acting as book-running managers, and Roth Capital Partners, Lake Street Capital Markets, LLC and TCBI Securities, Inc. are acting as co-managers.

The proposed offering will be made only by means of a prospectus. A copy of the preliminary prospectus relating to this offering, when available, may be obtained from the following sources: BofA Securities, NC1-004-03-43, 200 North College Street, 3rd Floor, Charlotte, North Carolina 28555, Attention: Prospectus Department or by email at dg.prospectus_requests@bofa.com; or Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, New York, New York, 10022, by telephone at (877) 821-7388 or by email at prospectus_department@jefferies.com.

The Registration Statement has been filed with the SEC but has not yet become effective. The securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective. This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Cadre

Headquartered in Jacksonville, Florida, Cadre is a global leader in the manufacturing and distribution of safety and survivability products for first responders. Cadre's equipment provides critical protection to allow users to safely and securely perform their duties and protect those around them in hazardous or life-threatening situations. The Company's core products include body armor, explosive ordnance disposal equipment, and duty gear. Our highly engineered products are utilized in over 100 countries by federal, state and local law enforcement, fire and rescue professionals, explosive ordnance disposal teams, and emergency medical technicians. Our key brands include Safariland® and Med-Eng®, amongst others.

Forward-Looking Statements

Except for historical information, certain matters discussed in this press release may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include but are not limited to all projections and anticipated levels of future performance. Forward-looking statements involve risks, uncertainties and other factors that may cause our actual results to differ materially from those discussed herein. Any number of factors could cause actual results to differ materially from projections or forward-looking statements, including without limitation, our ability to complete the common stock offering on the proposed terms, or at all; our expectations related to the use of proceeds from the common stock offering; changes to global, social and political economic conditions; spending patterns of government agencies; competitive pressures; the impact of acquisitions and related integration activities; logistical challenges related to disruptions and delays; product liability claims; the success of new product introductions; currency exchange rate fluctuations; and the risks of doing business in the markets in which we operate, including foreign countries. More information on potential factors that could affect the Company’s business, results of operations and/or financial condition are more fully described from time to time in the Company’s public reports filed with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release, and speak only as of the date hereof. We assume no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release.

Contact:

Gray Hudkins

Cadre Holdings, Inc.

203 550 7148

gray.hudkins@cadre-holdings.com

Investor Relations:

The IGB Group

Leon Berman / Matt Berkowitz

212 477 8438 / 212 227 7098

lberman@igbir.com / mberkowitz@igbir.com

Media Contact:

Jonathan Keehner / Andrew Siegel

Joele Frank, Wilkinson Brimmer Katcher

212 355 4449